SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

DATE OF REPORT: March 9, 2006
(Date of earliest event reported)
______________________________

Electric Aquagenics Unlimited, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	333-86830	87-0654478
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

1464 West 40 South, Suite 200
Lindon, Utah		84042
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (801) 443-1031

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

(a) Previous independent public accounting firm.

(i) On March 9, 2006, the Audit Committee of our Board of Directors dismissed Hall & Company (“Hall”) as our independent public accounting firm.

(ii) The report of Hall for the fiscal year ended December 31, 2004, the only fiscal year audited by Hall, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except for a modification due to a going concern uncertainty.

(iii) In connection with its audit for the fiscal year ended December 31, 2004 and in the subsequent interim period ending March 9, 2006, there have been no disagreements with Hall on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedure, which disagreements, if not resolved to the satisfaction of Hall, would have caused them to make reference thereto in their report on the financial statements for such years.

(iv) We have requested that Hall furnish us with a letter addressed to the Securities and Exchange Commission (the “Commission”) stating whether or not it agrees with the above statements. A copy of such letter is attached as Exhibit 16.1 to this Form 8-K.

(b) New independent public accountants.

(i) On March 9, 2006, the Audit Committee of our Board of Directors appointed H.J. & Associates of Salt Lake City, Utah as our new independent public accounting firm.

(ii) During the Registrant’s two most recent calendar years and since then, the Registrant has not consulted H.J. & Associates regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements or any other financial presentation whatsoever.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Exhibit Title

16.1	Letter from Hall & Company dated March 10, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRIC AQUAGENICS UNLIMTED, INC.

Date: March 13, 2006	By:	/s/ Gaylord M. Karren
Gaylord M. Karren
Chief Executive Officer